As filed with the Securities and Exchange Commission on July 30, 1999
                                                  Registration No. 333-____
--------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          ----------------------

                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          ----------------------

                           Weyerhaeuser Company
           (Exact name of registrant as specified in its charter)

       Washington                                  91-0470860
(State of Incorporation)                        (I.R.S. Employer
                                             Identification Number)
                          ----------------------
                               P.O. Box 2999
                         Tacoma, Washington 98477
                              (253) 924-2345
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Sandy D. McDade
                            Corporate Secretary
                           Weyerhaeuser Company
                               P.O. Box 2999
                         Tacoma, Washington 98477
                              (253) 924-2345
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                Copies to:

                               Richard Hall
                          Cravath, Swaine & Moore
                             825 Eighth Avenue
                         New York, New York 10019

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      Calculation of Registration Fee
==========================================================================
                               Proposed
                                maximum      Proposed
  Title of each                aggregate      maximum
    class of     Amount to     offering      aggregate     Amount of
  securities to      be        price per     offering     registration
  be registered  registered      unit          price         fee (1)
--------------------------------------------------------------------------
Common Stock,    14,000,000     $65.375    $915,250,000     $254,440
par value          Shares
$1.25
==========================================================================

(1) Calculated in accordance with Rule 457(c) based on the average of the high and low prices of the common stock reported in the consolidated reporting system on July 29, 1999.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
--------------------------------------------------------------------------

                                  [logo]


                           Weyerhaeuser Company


                             14,000,000 Shares


                               COMMON STOCK

                          ----------------------




  Weyerhaeuser Company may issue from time to time up to 14,000,000 shares of Common Stock in exchange for exchangeable shares (the "Exchangeable Shares") of a special purpose Weyerhaeuser subsidiary, Weyerhaeuser Exchangeco Limited ("Weysub"). Weysub will issue the Exchangeable Shares to shareholders of MacMillan Bloedel Limited who are Canadian residents and who choose to receive the Exchangeable Shares in connection with the acquisition by Weyerhaeuser of MacMillan Bloedel. If the holders of the MacMillan Bloedel's Adjustable Rate Convertible Subordinated Debentures (the "Debentures") approve amendments to the terms of the indenture under which the Debentures were issued, Weysub will also issue Exchangeable Shares to the holders of the Debentures when they are converted under the terms of supplemental indenture that we will enter into with MacMillan Bloedel and the Royal Trust Company, as Trustee. These shareholders may exchange the Exchangeable Shares for our Common Stock at any time. We will redeem any Exchangeable Shares that remain outstanding for Common Stock on December 31, 2007. We will redeem the Exchangeable Shares for Common Stock before December 31, 2007 if there are 1,000,000 or fewer Exchangeable Shares outstanding that are not owned by us or our affiliates. We also will redeem the Exchangeable Shares for Common Stock before December 31, 2007 if certain other events occur.

  Our Common Stock trades on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange under the symbol "WY". On July 29, 1999, the last reported sale price of the Common Stock on the New York Stock Exchange was $65.125 per share.


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.



                          ----------------------

                  This Prospectus is dated July 30, 1999.

                          ----------------------

                             Table of Contents

                                                             Page
                                                             -----
Where You Can Find More Information                            3
Incorporation by Reference                                     3
The Company                                                    4
Use of Proceeds                                                4
Market Prices and Dividend Policy                              4
Description of Weyerhaeuser Capital Stock                      5
The Exchangeable Shares                                        6
Plan of Distribution                                           6
Experts                                                        6
Legal Matters                                                  6


                          ----------------------

     You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

                    WHERE YOU CAN FIND MORE INFORMATION

  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). We have filed with the Commission a Registration Statement on Form S-3 regarding this offering. This prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and you should refer to the Registration Statement and its exhibits and schedules to read that information. References in this prospectus to any contract or any other documents are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document.

  You may read and copy the Registration Statement, the related exhibits and schedules and the other materials we file with the Commission at the Commission's following locations:

Public Reference        New York Regional          Chicago Regional
Room Office             Office                     Office
450 Fifth Street, N.W.  Seven World Trade Center   Citicorp Center
Washington, DC 20549    Suite 1300                 500 West Madison Street
                        New York, NY 10048         Chicago, IL  60661-2511


  You may also obtain copies of the Registration Statement by mail upon payment of a duplicating fee from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 or by telephone at 1-800-SEC-0330. The Registration Statement is available to the public from commercial document retrieval services and at the Commission's World Wide Website located at http://www.sec.gov. You may also read our reports, proxy and information statements and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, at the office of the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California or 233 South Beaudy Avenue, Los Angeles, California.


                        INCORPORATION BY REFERENCE

     The Commission allows us to "incorporate by reference" in this prospectus other information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus; however, to the extent that there are any inconsistencies between information presented in this prospectus and information contained in incorporated documents filed with the Commission before the date of this prospectus, the information in this prospectus automatically updates and supersedes the earlier information. Information that we file with the Commission after the date of this prospectus will automatically update and supersede the information in this prospectus and any earlier filed or incorporated information. Specifically, we incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 27, 1998;

     our Quarterly Report on Form 10-Q for the fiscal quarter ended March
          28, 1999;

     our Current Reports on Form 8-K dated January 7, 1999; January 21,
          1999; April 14, 1999; June 22,1999; and July 16, 1999;

     our Proxy Statement on Schedule 14A dated March 9, 1999;

     the description of our Common Stock contained in the Registration
          Statement on Form S-3 dated April 14, 1983; and

     any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the Exchangeable Shares have been exchanged for Common Stock.

     We will provide without charge upon written or oral request, to each person to whom a copy of this prospectus is delivered, a copy of the material described above (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

               Weyerhaeuser Company
               P.O. Box 2999
               Tacoma, Washington 98477
               Attention:  Richard J. Taggart, Director of Investor Relations
               (253) 924-2345.

                                THE COMPANY

     We were incorporated in the state of Washington in January 1900, as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products and real estate and financial services. Our principal business segments include timberlands, wood products, and pulp, paper and packaging.

     Our principal executive office is located at 33663 Weyerhaeuser Way S, Federal Way, WA 98003, and its telephone number is (253) 924-5272.



                              USE OF PROCEEDS

  Because the Common Stock will be issued upon exchange of the Exchangeable Shares, we will receive no cash proceeds from the offering.

                     MARKET PRICES AND DIVIDEND POLICY

     Our Common Stock is listed and principally traded on the NYSE under the symbol "WY" and is also listed on the Chicago Stock Exchange and the Pacific Stock Exchange. There were approximately 201,166,800 shares of Common Stock held of record by approximately 18,400 stockholders as of July 28, 1999. The table below sets forth the high and low sales prices of the Common Stock as reported for NYSE Composite Transactions and the quarterly cash dividends declared per share of Common Stock during the periods indicated.

                                                                    Cash
                                                Price Range      Dividends
                                            --------------------
                                              Low       High      Declared
                                            --------  ---------- ---------
1997
  First Quarter                             $44 1/2    $50 5/8    $ 0.400
  Second Quarter                             42 5/8     55 1/4      0.400
  Third Quarter                              51 1/2     63 15/16    0.400
  Fourth Quarter                             46 1/16    60 3/4      0.400
1998
  First Quarter                             $44 15/16  $57 15/16   $0.400
  Second Quarter                             44 9/16    62          0.400
  Third Quarter                              36 3/4     47 7/16     0.400
  Fourth Quarter                             41 3/4     51 11/16    0.400
1999
  First Quarter                             $55 1/2     $62        $0.400
  Second Quarter                             55 9/16     73 15/16   0.400


     See the cover page for the closing price for our Common Stock on the NYSE on July 29, 1999.

  We anticipate continuing to pay regular quarterly cash dividends; however, the declaration and payment of future dividends will be determined by our Board of Directors in its sole discretion and will depend upon the earnings, financial condition and capital needs of the Company and other factors that our Board of Directors may consider relevant.

     The terms of our Support Agreement relating to the Exchangeable Shares prohibit us from declaring or paying any dividend on our Common Stock unless (a) Weysub immediately thereafter declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares and
(b) Weysub has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment of an equivalent dividend on the Exchangeable Shares.

                 DESCRIPTION OF WEYERHAEUSER CAPITAL STOCK

The following description sets forth the general terms of our Capital Stock. The descriptions set forth below do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Restated Articles of Incorporation, as amended, which are filed as an exhibit to the Registration Statement.

General

     Our authorized capital stock consists of 400,000,000 shares of Common Stock, par value $1.25 per share, 7,000,000 shares of preferred stock, par value $1 per share, issuable in series ("Preferred Stock"), and 40,000,000 shares of preference stock, par value $1 per share ("Preference Stock"), issuable in series. As of July 28, 1999, there were 201,166,800 shares of our Common Stock outstanding and no shares of Preferred Stock or Preference Stock outstanding.

Common Stock

     The Common Stock will be, when issued, fully paid and nonassessable. Our Common Stock does not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that may be issued from time to time by us. The rights of holders of Common Stock will be subject to the rights of holders of any Preferred Stock and any Preference Stock that may be issued in the future, which may adversely affect the rights of holders of Common Stock. Our Board of Directors may issue additional shares of Common Stock, Preferred Stock or Preference Stock to obtain additional financing, in connection with acquisitions, to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes. No preemptive rights, conversion rights, redemption rights or sinking fund provisions are applicable to our Common Stock, and there are no dividends in arrears or default.

     ChaseMellon Shareholder Services, L.L.C. is the principal transfer agent for our Common Stock.

     Dividends. The holders of our Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company out of funds legally available for distribution. The rights of holders of Common Stock are subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock.

     Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of Common Stock will be entitled to receive ratably, after payment of all of our debts and liabilities and of all sums to which holders of any Preferred Stock or Preference Stock may be entitled, all of the remaining assets of the Company.

     Voting Rights. The holders of Common Stock currently possess exclusive voting rights on all matters submitted to the Stockholders. However, in connection with the Plan of Arrangement, we expect to issue to a trustee for the benefit of the holders of the Exchangeable Shares a special voting share (described below) carrying voting rights equal to the number of then outstanding Exchangeable Shares not owned by us or our affiliates. Our Board of Directors may also specify voting rights with respect to any Preferred Stock or Preference Stock that may be issued in the future. Each holder of Common Stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors.

     Our Board of Directors is currently comprised of 10 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders. An additional director, from the MacMillan Bloedel board of directors, will be appointed to our Board of Directors at or prior to consummation of the acquisition of MacMillan Bloedel, with a term expiring no earlier than 2002.

Special Voting Stock

     Our Board of Directors has designated a series of Preference Stock as "Special Voting Shares," and has authorized the issuance of one share of such series (the "Special Voting Stock"). The holder of the share of Special Voting Stock is entitled to cast a number of votes equal to the number of then outstanding Exchangeable Shares not owned by us or our affiliates. Under the terms of our Voting and Exchange Trust Agreement described below, the holder of the share of Special Voting Stock must receive timely notice from holders of the Exchangeable Shares in order to cast those votes corresponding to the Exchangeable Shares then outstanding. The holders of Common Stock and the holder of the share of Special Voting Stock WILL vote together as a single class on all matters, except as otherwise required by law. The Special Voting Stock, with respect to rights on liquidation, dissolution and winding-up, ranks senior to all classes of Common Stock and junior to any other class or series of Preferred Stock or Preference Stock. In the event of any liquidation, dissolution or winding-up of the Company, the holder of the share of Special Voting Stock will be entitled to receive, prior to any distributions to holders of Common Stock, $1.00 out of the assets of the Company available for distribution to its shareholders. No dividends are payable on the share of Special Voting Stock. The Special Voting Stock will be issued to a Canadian trustee (the "Trustee") under a Voting and Exchange Trust Agreement, which will be entered into by us, Weysub and the Trustee. The Special Voting Stock, and the Exchangeable Shares, may be redeemed on the earlier of, among other dates, December 31, 2007, or when there are 1,000,000 or fewer Exchangeable Shares outstanding not owned by us or our affiliates.

                          THE EXCHANGEABLE SHARES

     The rights of holders of Exchangeable Shares, including exchange rights, are described in the terms of our Plan of Arrangement with MacMillan Bloedel, which is included as an exhibit to this Registration Statement.
                           PLAN OF DISTRIBUTION

     The Common Stock offered in this Registration Statement will be issued in exchange for Exchangeable Shares, and no broker, dealer or underwriter has been engaged in connection with this offering. The Exchangeable Shares will be issued to: (1) shareholders of MacMillan Bloedel who are Canadian residents and choose to receive Exchangeable Shares in connection with the acquisition of MacMillan Bloedel by Weyerhaeuser, and (2) holders of the Debentures, if those holders vote in favor of amending the trust indenture governing the Debentures. In the event that the required vote of the holders of the Debentures is obtained, Weyerhaeuser, MacMillan Bloedel and the Royal Trust Company, as trustee, will enter into a supplemental indenture, pursuant to which holders of the Debentures will be entitled to convert their Debentures into Exchangeable Shares after the effective time of the acquisition of MacMillan Bloedel. The conversion of the Debentures into Exchangeable Shares would occur on the same basis as if they had converted their Debentures into shares of MacMillan Bloedel prior to the effective time of the acquisition and those shares of MacMillan Bloedel stock had been exchanged into Exchangeable Shares in connection with the acquisition. If the required vote of the holders of the Debentures is not obtained, MacMillan Bloedel will redeem the Debentures at Weyerhaeuser's request in accordance with the terms of the Debentures.

                                  EXPERTS

     The financial statements and schedules incorporated in this Registration Statement by reference to our Annual Report on Form 10-K for the year ended December 27, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                               LEGAL MATTERS

     The validity of the Common Stock offered in this Registration Statement is being passed upon for us by Claire S. Grace, Esq., our Senior Legal Counsel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.(1)

Registration Fee                                        $254,400
Legal Fees and Expenses                                   15,000
Accountants' Fees and Expenses                             5,000
Printing and Engraving                                         0
Listing Fees                                              64,000
Miscellaneous                                                  0
                                                        ---------
   Total                                                $338,400
                                                        =========


----------------------------------
(1) All amounts, other than the registration fee, are estimated and are subject to future contingencies.

Item 15.  Indemnification.

     The Washington Business Corporation Act sets forth provisions pursuant to which officers and directors of the Registrant may be indemnified against liabilities that they may incur in their capacity as such. Article XII of the Registrant's Bylaws provides for the indemnification of directors and officers of the Registrant against certain liabilities under certain circumstances.

     Under insurance policies of the Registrant, directors and officers of the Registrant may be indemnified against certain losses arising from certain claims that may be made against such persons by reason of their being such directors or officers.

Item 16.  Exhibits and Financial Statement Schedules.

     (a) Exhibits

     The following exhibits are filed herewith or incorporated herein by reference.

CAPTION>

Exhibit
Number                    Description
-------
3.1       Restated Articles of Incorporation, as amended, of Registrant
          (incorporated by reference to 1997 Form 10-K filed with the
          Securities and Exchange Commission on March 13, 1998 - Commission
          File Number 1-4825)
3.2       Bylaws of Registrant (incorporated by reference to 1998 Form 10-K filed with the Securities and Exchange Commission on March 12,
          1999 - Commission File Number 1-4825)
5*        Opinion of Claire S. Grace, Esq., as to the legality of the
          Registrant's Common Stock being registered hereby
23.1*     Consent of Claire S. Grace, Esq., with respect to the legality of securities being registered (contained in Exhibit 5)
23.2*     Consent of Arthur Andersen, LLP, independent public accountants, with respect to financial statements of the Registrant
24*       Power of Attorney (included on page II-3)
99*       Merger Agreement dated June 20, 1999 among Weyerhaeuser Company and Weyerhaeuser Exchangeco Limited and MacMillan Bloedel
          Limited, including the Plan of Arrangement

  *Filed herewith.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference into the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on this 29th day of July, 1999.


                                   WEYERHAEUSER COMPANY


                                   By   /s/ Sandy D. McDade
                                      ----------------------
                                        Sandy D. McDade
                                          Secretary


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Dowdy, Sandy D. McDade and Claire S. Grace, and each of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                         Title                Date
--------------------------------------------------------------------------

 /s/ Steven R. Rogel                       President         July 29, 1999
-----------------------------------     Chief Executive
 Steven R. Rogel                     Officer and Director

 /s/ William C. Stivers                Executive Vice        July 29, 1999
-----------------------------------  President and Chief
 William C. Stivers                   Financial Officer

/s/ Kenneth J. Stancato              Vice President          July 29, 1999
-----------------------------------  and Controller
 Kenneth J. Stancato

           Signature                         Title                Date
--------------------------------------------------------------------------

 /s/ W. John Driscoll                Director                July 29, 1999
-----------------------------------
 W. John Driscoll


-----------------------------------
 Philip M. Hawley                    Director                July 29, 1999

 /s/ Martha R. Ingram                Director                July 29, 1999
-----------------------------------
 Martha R. Ingram

/s/ John I. Kieckhefer               Director                July 29, 1999
-----------------------------------
 John I. Kieckhefer

 /s/ Rt. Hon. Donald F. Mazankowski  Director                July 29, 1999
-----------------------------------
 Rt. Hon. Donald F. Mazankowski

 /s/ William D. Ruckelshaus          Director                July 29, 1999
-----------------------------------
William D. Ruckelshaus

 /s/ Richard H. Sinkfield            Director                July 29, 1999
-----------------------------------
 Richard H. Sinkfield

 /s/ James N. Sullivan                Director               July 29, 1999
-----------------------------------
 James N. Sullivan

 /s/ George H. Weyerhaeuser          Director                July 29, 1999
-----------------------------------
 George H. Weyerhaeuser

                               EXHIBIT INDEX

CAPTION>

Exhibit
Number                    Description
-------
3.1       Restated Articles of Incorporation, as amended, of Registrant
          (incorporated by reference to 1997 Form 10-K filed with the
          Securities and Exchange Commission on March 13, 1998 - Commission
          File Number 1-4825)
3.2       Bylaws of Registrant (incorporated by reference to 1998 Form 10-K filed with the Securities and Exchange Commission on March 12,
          1999 - Commission File Number 1-4825)
5*        Opinion of Claire S. Grace, Esq., as to the legality of the
          Registrant's Common Stock being registered hereby
23.1*     Consent of Claire S. Grace, Esq., with respect to the legality of securities being registered (contained in Exhibit 5)
23.2*     Consent of Arthur Andersen, LLP, independent public accountants, with respect to financial statements of the Registrant
24*       Power of Attorney (included on page II-3)
99*       Merger Agreement dated June 20, 1999 among Weyerhaeuser Company and Weyerhaeuser Exchangeco Limited and MacMillan Bloedel
          Limited, including the Plan of Arrangement

  *Filed herewith.

                                                                  EXHIBIT 5


                   [Letterhead of Weyerhaeuser Company]



July 30, 1999


Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission by Weyerhaeuser Company, a Washington corporation ("Weyerhaeuser"), on or about July 30, 1999 (the "Registration Statement"), relating to 14,000,000 common shares of Weyerhaeuser Company, par value $1.25 per share (the "Common Stock").

The Common Stock is issuable pursuant to the terms of the Merger Agreement dated as of June 20, 1999 (the "Merger Agreement"), among Weyerhaeuser, Weyerhaeuser Exchangeco Limited ("Weysub"), an indirectly owned subsidiary of Weyerhaeuser, and MacMillan Bloedel Limited ("MB"), which provides for the acquisition of MB by Weyerhaeuser and certain other transactions related thereto. The shares of Common Stock are subject to issuance in connection with a plan of arrangement under Canadian law involving MB and its shareholders (the "Arrangement") pursuant to which each holder of common shares of MB who is a Canadian resident (other than holders who properly exercise their dissent rights) will be entitled to receive in connection with the acquisition, at the election of such holder, exchangeable shares of Weysub (the "Exchangeable Shares") or shares of the common stock of Weyerhaeuser. The Exchangeable Shares are subsequently exchangeable for shares of Common Stock covered by the Registration Statement. Shares of Common Stock are also subject to issuance upon the exchange (by way of purchase or redemption) of Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement (the "Voting and Exchange Trust Agreement"), which will be entered into by Weyerhaeuser, Weysub and a Canadian trustee, as trustee. If the holders of MB's Adjustable Rate Convertible Subordinated Debentures (the "Debentures") approve certain amendments to the terms of the trust indenture under which the Debentures were issued, the holders of the Debentures will be entitled to receive Exchangeable Shares upon the conversion of the Debentures, and, subsequently, the Common Stock may also be issued upon the exchange of such Exchangeable Shares.

In connection with the preparation and filing of the Registration
Statement, I have examined and am familiar with, among other things, Weyerhaeuser's Restated Articles of Incorporation, as amended, the Bylaws of Weyerhaeuser and the corporate proceedings taken to date with respect to the issuance of the Common Stock. I am rendering this opinion as of the time the Registration Statement becomes effective.

Based upon the foregoing, and having regard to legal considerations I deem relevant, I am of the opinion that:

1. Weyerhaeuser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington; and

2. The Common Stock, when issued upon the exchange of Exchangeable Shares in accordance with the terms of the Voting and Exchange Trust Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Prospectus.

Very truly yours,



/s/ Claire S. Grace
Claire S. Grace, Esq.
Senior Legal Counsel

                                                               EXHIBIT 23.2




                 Consent of Independent Public Accountants


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 10, 1999 included (or incorporated by reference) in Weyerhaeuser Company's Form 10-K for the year ended December 27, 1998 and to all references to our Firm included in this registration statement.


                                           ARTHUR ANDERSEN LLP



Seattle, Washington
July 30, 1999